UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 21, 2013, SUPERVALU INC. (“SUPERVALU” or the “Company”) issued a press release announcing (1) the consummation of its previously announced transactions to sell New Albertsons, Inc., an Ohio corporation and a direct wholly owned subsidiary of SUPERVALU, to AB Acquisition LLC, an affiliate of a consortium led by Cerberus Capital Management, L.P. (“Cerberus”) pursuant to the previously disclosed Stock Purchase Agreement, dated January 10, 2013, by and among the Company, New Albertson’s Inc. and AB Acquisition LLC (the “Stock Purchase Agreement”); (2) the consummation by Symphony Investors LLC, also an affiliate of a consortium led by Cerberus, of its previously announced tender offer for shares of the Company’s common stock and the issuance of shares of the Company to Symphony Investors LLC, in each case in accordance with the previously disclosed Tender Offer Agreement, dated January 10, 2013, by and among the Company, Symphony Investors LLC and Cerberus (the “Tender Offer Agreement”); and (3) the completion of financing and other actions, including with respect to the Company’s board of directors, contemplated by the Stock Purchase Agreement and the Tender Offer Agreement.  The foregoing description is qualified in its entirety by reference to the text of the press release, which is attached hereto as Exhibit 99.1.

The information with respect to the transactions described in such press release required to be filed under other items of Form 8-K, including but not limited to Items 1.01, 2.01, 2.03, 3.02, 5.02, 5.03, and 9.01, will be filed on a separate Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Description
99.1	Press release, dated March 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 21, 2013
SUPERVALU INC.

By: /s/ Sherry M. Smith
Sherry M. Smith
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Item No.	Description
99.1	Press release, dated March 21, 2013